                                                                       EXHIBIT 5

                                  LAW OFFICES

                         Barley, Snyder, Senft & Cohen

           126 East King Street, Lancaster, Pennsylvania  17602-2893

                           Telephone (717) 299-5201

                           Telecopier (717) 291-4660


LAVERE C. SENFT           DONN I. COHEN                 100 EAST MARKET STREET
HARRY J. RUBIN            ROBERT J. STEWART                 P.O. BOX 15012
H. ROBERT LASDAY          JOHN O. SHIRK                 YORK, PA  17405-7012
DONALD E. LeFEVER         W. JEFFREY SIDEBOTTOM        TELEPHONE (717) 846-8888
CHRISTOPHER W. MATTSON    DONALD D. GEYER              TELECOPIER (717) 843-8492
FREDERICK S. SPANGLER     JESSE C. ROBINSON
REES GRIFFITHS            JAMES A. HUMPHREYS III        240 NORTH THIRD STREET
PAUL M. BROWNING          KATHLEEN ANN GRAY                  P.O. BOX 1129
JAMES R. ADAMS            GEORGE C. WERNER, JR.       HARRISBURG, PA  17105-1129
DAVID R. KELLER           JEFFREY D. LOBACH            TELEPHONE (717) 238-8263
JAMES W. SAXTON           CAROLINE M. HOFFER           TELECOPIER (717) 238-8278
ROBERT W. HALLINGER       STEVEN J. KOEHLER
VAL E. WINTER             NEDRIC L. NISSLY                      RETIRED
ELAINE PENNINGTON STANKO  THOMAS J. LOVELASS                RALPH M. BARLEY
PAUL D. CLOUSER           MICHAEL A. MOORE              CHARLES R. COOPER, JR.
CHRISTOPHER A. STUMP      KENDRA D. MCGUIRE                 JOHN T. BARBER
PAUL G. MATTAINI*         TIMOTHY P. BROWN
ANNE E. DOLINER           NANCY MAYER HUGHES
ERIC L. WINKLE            MICHAEL S. BUTLER                    COUNSEL
MICHAEL W. DAVIS          KATHERINE BETZ KRAVITZ         PAUL A. MUELLER, JR.
HANNA A. DUNLAP           RONALD H. POLLOCK, JR.        ARTHUR E. WILMARTH, JR.
MELANIE A. ZAMPINI        BARBARA B. MAY
RICHARD L. GRUBB          BEVERLY J. POINTS               RICHARD A. SNYDER
JENNIFER A. KLINE         KATHLEEN M. QUARTO                 (1945-1992)
JENNIFER L. CRAIGHEAD     SCOTT F. LANDIS
MARY ANN MOSCONY COOKE    CHRISTOPHER A. HACKMAN
AUBREY L. HANFORD         PAUL W. MINNICH

                                                May 21, 1996

        *ADMITTED IN NEW HAMPSHIRE ONLY

WRITER'S DIRECT DIAL NUMBER (717) 399-1519



Fulton Financial Corporation
One Penn Square
P. O. Box 4887
Lancaster, PA  17604

 Re:  Fulton Financial Corporation
      1996 Incentive Stock Option Plan
      --------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel to Fulton Financial Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-8 (the "Registration Statement"), of 1,650,000 shares of the $2.50 par value common stock (the "Common Stock") of the Company to be issued pursuant to the terms of the Company's 1996 Incentive Stock Option Plan (the "Option Plan").

     This Opinion Letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking and Business Law
(1992). As a consequence, this Opinion Letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more

Fulton Financial Corporation
May 21, 1996
Page 2



particularly described in the Accord and the Pennsylvania Supplement and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal Law of the United States of America and the Law of the Commonwealth of Pennsylvania.

     Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined and set forth in the Option Plan, the Accord or the Pennsylvania Supplement. In addition to conditions and assumptions set forth in the Accord and the Pennsylvania Supplement, our opinions herein are subject to the assumption that the shares of the Common Stock will be issued in strict accordance with the terms of the Option Plan and the statutory laws of the Commonwealth of Pennsylvania.

     Based upon and subject to the foregoing, we are of the opinion that the shares of the Common Stock to be issued pursuant to the Option Plan have been duly authorized and, when issued, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the references to this firm under Item 5 regarding "Interests of Named Experts and Counsel."

                          Very truly yours,

                          BARLEY, SNYDER, SENFT & COHEN



                          By:  /s/ Paul G. Mattaini
                             ----------------------
                               Paul G. Mattaini

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